Exhibit 5

                                                           June 25, 1998


The New Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, New Jersey  07974


Ladies & Gentlemen:

              I have acted as counsel to The New Dun & Bradstreet

Corporation, a Delaware corporation (the "Company"), in connection with the

Registration Statement on Form S-8 (the "Registration Statement") which the

Company intends to file with the Securities and Exchange Commission under the

Securities Act of 1933, as amended (the "Securities Act"), relating to 612,578 shares of the Company's common stock, par value $0.01 per share (the "Common

Stock"), which may be purchased in open-market transactions by employees in accordance with the Dun & Bradstreet Corporation Founders' Match Program (the

"Program") and to 461,700 options to purchase Common Stock ("Options") which may be issued in accordance with the 1998 Dun & Bradstreet Corporation Key

Employees' Stock Incentive Plan (the "Plan").  I understand that key executives who commit to purchase shares of Common Stock are eligible to be granted Options under the Plan.

              I have examined a copy of the Program, the Plan, the

Registration Statement (including the exhibits thereto) and the related

Prospectus (the "Prospectus").  In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements,

documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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              In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              I hereby advise you that in my opinion the Options issuable in accordance with the Plan, when duly authorized and issued as contemplated by the Registration Statement relating to shares issuable upon exercise of options, the Prospectus and the Plan, will be validly issued and will be valid and legally binding obligations of the Company.

              My opinion set forth above is subject to the effects of

bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,

general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the Delaware General

Corporation Law.

              I hereby consent to the filing of this opinion letter as an

Exhibit to the Registration Statement.

                                                       Very truly yours,



                                                       NANCY L. HENRY